Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER FISCAL 2024 RESULTS

Total sales of $179.1 million; Comparable store sales growth of 5.7%

Gross margin of 39.8%, expansion of 160 basis points from Q3 2023

Strong financial position with liquidity of approximately $114 million and no debt

Strong start to Holiday Season

Company raises Outlook for second half of Fiscal 2024

SAVANNAH, GA (December 3, 2024) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the third quarter ended November 2, 2024.

Financial Highlights – Third Quarter 2024

•	Total sales of $179.1 million decreased 0.3% vs. Q3 2023; comparable store sales, calculated on a shifted 13-week to 13-week basis, increased 5.7% compared to Q3 2023 driven by increases in traffic, basket and conversion, reflecting improved product and better allocation methods

•	Gross margin of 39.8% vs. 38.2% in Q3 2023, an increase of 160 basis points due to markup expansion and a 40 basis point improvement in shrink results from the impact of mitigation efforts

•	SG&A of $74.7 million, $74.6 million as adjusted* vs. $69.7 million, or $70.8 million as adjusted* in Q3 2023; approximately $1.6 million of the increase was due to one-time strategic costs in support of turnaround efforts, including a customer and market insight study and consulting to accelerate improved shrink and to support operational process improvements across the organization

•	Net loss of $(7.2) million, or adjusted net loss* of $(6.5) million, vs. net loss of $(3.9) million, or $(4.6) million as adjusted* in Q3 2023

•	Adjusted EBITDA* loss of ($3.3) million compared to adjusted EBITDA* loss of ($2.3) million in Q3 2023

•	Closed 4 stores to end the quarter with 593 locations; 23% of the fleet in CTx remodeled format

•	Cash of $38.9 million at quarter-end, with no debt and no borrowings under a $75 million credit facility

•	Quarter-end total dollar inventory decreased 1.7% compared to Q3 2023

Chief Executive Officer Comments

Ken Seipel, Chief Executive Officer, commented, "Our third quarter performance of mid-single digit comparable store sales growth and a 160 basis point improvement in gross margin are early indicators that our customers are responding to our strategy adjustments. Comparable store sales increases grew sequentially each month in the quarter driven by increased transaction counts, with continuing momentum Q4 to-date. These results reflect the early impact of our initiatives to strengthen Citi Trends’ good, better, best product offering, adding extreme value branded deals to the treasure hunt and to improve operational disciplines, including product allocation to ensure the right product is in the right stores.

During the quarter, we incurred strategic costs, which I consider as one-time in nature, to drive long-term growth including an extensive customer and market research study which will help us refine our product assortment and serve as a basis for the Company’s long range plan, costs to research and accelerate improved shrink results and the development of best practices to improve operational efficiency across the organization. These work streams and their related expenses are expected to be completed in the fourth quarter and are instrumental in our goal to significantly increase shareholder value.”

“I am excited to be appointed to the role of permanent CEO. Since assuming the interim CEO role six months ago, my confidence in the Company’s potential has only deepened. Citi Trends is a unique and exciting growth opportunity. We have nearly 600 locations serving a largely underserved core African American customer in their neighborhoods. Our brand familiarity, customer loyalty and neighborhood locations are difficult to duplicate, giving us a defensible moat against competition. The challenges we face are largely within our control, and we are taking decisive action to address them. A strong balance sheet with ample liquidity and no debt will allow us to execute the foundational work necessary for future growth and profit acceleration. While we are still early in our transformation journey, I am energized by our team's swift pivot to execute upon our new initiatives and the encouraging results of Q3 along with the strong early results of the holiday period. This momentum reinforces my belief in the Company’s potential to deliver much improved near-term and long-term results," Seipel concluded.

Capital Return Program Update

In the third quarter of fiscal 2024, the Company did not repurchase any shares of its common stock. At the end of Q3 2024, $50.0 million remained available under the Company’s share repurchase program.

The Company expects to resume share repurchase activity in the fourth quarter of fiscal 2024.

Second Half 2024 Outlook

The Company is updating its outlook for the second half of fiscal 2024 as follows:

•	Expecting second half comparable store sales to be up low to mid-single digits compared to the second half of fiscal 2023 vs. prior outlook of flat to up low single digits; total sales expected to be flat to down low-single digits due to the 53rd week last year and store closures

•	Second half gross margin is expected to be approximately 39%, consistent with prior outlook

•	Second half EBITDA* is expected to be in the range of $1.5 million to $4 million, above our prior outlook of $0.5 million to $2.5 million

•	The Company expects to end fiscal 2024 with approximately 590 stores, consistent with prior outlook

•	Year-end cash balance is expected to be in the range of $60 million to $65 million, within prior outlook

•	Capital expenditures for the full year are expected to be in the range of $14 million to $18 million on pull-forward of certain investments to drive performance improvement

While the Company does not provide quarterly guidance, given the significant changes in the Company’s business model along with the dynamic nature of its growth and where it is in its fiscal year, it is offering the following comments about the fourth quarter of fiscal 2024:

•	Q4 comparable store sales are expected to be up low to mid-single digits with total sales down mid-single digits due to the 53rd week last year and store closures

•	Q4 gross margin is expected to be in the range of 39% to 40%

•	SG&A is expected to be approximately $76 million including the finalization of strategic expenses plus store payroll to support holiday sales

•	Q4 EBITDA* is expected to be in the range of $5 million to $7 million

Financial Highlights – 39 weeks ended November 2, 2024

•	Total sales of $541.9 million increased 1.7% vs. 2023; comparable store sales, calculated on a shifted 39-week to 39-week basis, increased 2.3% compared to 2023

•	Gross margin of 36.6% vs. 37.7%, or 37.8% as adjusted* in 2023

•	Net loss of $(29.0) million, or adjusted net loss* of $(25.2) million, vs. net loss of $(15.5) million, or $(15.0) million as adjusted* in 2023

•	Adjusted EBITDA* loss of ($21.3) million vs. adjusted EBITDA* loss of ($8.5) million in 2023

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until December 10,2024, by dialing (844) 512-2921 and entering the passcode, 13748381.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2024 guidance without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 592 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); or other factors; changes in market interest rates and market levels of wages; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market level wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Third Quarter
	2024	2023	2022
Net sales	$179,066	$179,520	$192,323

Cost of sales (exclusive of depreciation shown separately below)	(107,833)	(110,942)	(115,741)
Selling, general and administrative expenses	(74,730)	(69,654)	(69,092)
Depreciation	(4,755)	(4,749)	(5,076)
Asset impairment	(574)	(178)	—
Gain on sale-leaseback	-	-	29,168
(Loss) Income from operations	(8,826)	(6,003)	31,582
Interest income	482	894	202
Interest expense	(79)	(76)	(76)
(Loss) income before income taxes	(8,423)	(5,185)	31,708
Income tax benefit (expense)	1,271	1,322	(7,120)
Net (loss) income	$(7,152)	$(3,863)	$24,588

Basic net (loss) income per common share	$(0.86)	$(0.47)	$3.02
Diluted net (loss) income per common share	$(0.86)	$(0.47)	$3.02

Weighted average number of shares outstanding
Basic	8,356	8,238	8,145
Diluted	8,356	8,238	8,145

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023	October 29, 2022
Net sales	$541,907	$532,762	$585,550

Cost of sales (exclusive of depreciation shown separately below)	(343,710)	(331,827)	(357,341)
Selling, general and administrative expenses	(222,721)	(210,004)	(208,599)
Depreciation	(14,331)	(14,138)	(15,793)
Asset impairment	(1,835)	(178)	—
Gain on sale-leasebacks	—	—	64,088
(Loss) income from operations	(40,690)	(23,385)	67,905
Interest income	1,942	2,804	204
Interest expense	(238)	(228)	(230)
(Loss) income before income taxes	(38,986)	(20,809)	67,879
Income tax benefit (expense)	9,995	5,279	(15,624)
Net (loss) income	$(28,991)	$(15,530)	$52,255

Basic net (loss) income per common share	$(3.49)	$(1.89)	$6.34
Diluted net (loss) income per common share	$(3.49)	$(1.89)	$6.34

Weighted average number of shares outstanding
Basic	8,315	8,215	8,237
Diluted	8,315	8,215	8,237

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	November 2, 2024	October 28, 2023
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$38,872	$59,726
Inventory	127,514	129,727
Prepaid and other current assets	13,145	11,266
Income Tax Receivable	3,581	3,306
Property and equipment, net	48,878	56,658
Operating lease right of use assets	218,899	239,282
Deferred tax assets	15,301	7,197
Other noncurrent assets	886	1,050
Total assets	$467,076	$508,212

Liabilities and Stockholders' Equity:
Accounts payable	$82,791	$83,393
Accrued liabilities	25,837	24,985
Current operating lease liabilities	49,390	46,511
Other current liabilities	1,548	1,269
Noncurrent operating lease liabilities	175,767	196,856
Other noncurrent liabilities	1,473	2,132
Total liabilities	336,806	355,146

Total stockholders' equity	130,270	153,066
Total liabilities and stockholders' equity	$467,076	$508,212

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted operating (loss) income, adjusted gross margin, adjusted net (loss) income, adjusted EBITDA and adjusted SG&A. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP).

	Third Quarter
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating loss	$(8,826)	$(6,003)
Gain on insurance	—	(1,188)
Asset impairment	574	178
CEO transition expenses	121	—
Other non-recurring expenses	44	—
Adjusted operating loss	$(8,087)	$(7,013)

	Third Quarter
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted Net (Loss) Income
Net loss	$(7,152)	$(3,863)
Gain on insurance	—	(1,188)
Asset impairment	574	178
CEO transition expenses	121
Other non-recurring expenses	44	—
Tax effect	(111)	258
Adjusted net loss	$(6,524)	$(4,615)

	Third Quarter
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted EBITDA
Net loss	$(7,152)	$(3,863)
Interest income	(482)	(894)
Interest expense	79	76
Income tax benefit	(1,271)	(1,322)
Depreciation	4,755	4,749
Gain on insurance	—	(1,188)
Asset impairment	574	178
CEO transition expenses	121	—
Other non-recurring expenses	44	—
Adjusted EBITDA	$(3,332)	$(2,264)

	Third Quarter
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$179,066	$179,520
Cost of sales	(107,833)	(110,942)
Gross profit	$71,233	$68,578
Gross margin	39.8%	38.2%
Non-recurring expenses	$-	$-
Adjusted gross profit	$71,233	$68,578
Adjusted gross margin	39.8%	38.2%

	Third Quarter
	November 2, 2024	October 28, 2023
Reconciliation of SG&A to Adjusted SG&A
SG&A	$(74,730)	$(69,654)
Gain on insurance	—	(1,188)
CEO transition expenses	121	—
Other non-recurring expenses	44	—
Adjusted SG&A	$(74,565)	$(70,842)

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted Operating (Loss) Income
Operating (loss) income	$(40,690)	$(23,385)
Gain on insurance	—	(1,188)
Asset impairment	1,835	178
Cyber incident expenses	36	1,723
CEO transition expenses	1,479	—
Other non-recurring expenses	1,695	—
Adjusted operating (loss) income	$(35,645)	$(22,672)

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted Gross Margin
Net sales	$541,907	$532,762
Cost of sales	(343,710)	(331,827)
Gross profit	$198,197	$200,935
Gross margin	36.6%	37.7%
Non-recurring expenses	$-	$513
Adjusted gross profit	$198,197	$201,448
Adjusted gross margin	36.6%	37.8%

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted Net (Loss) Income
Net (loss) income	$(28,991)	$(15,530)
Gain on insurance	—	(1,188)
Asset impairment	1,835	178
Cyber incident expenses	36	1,723
CEO transition expenses	1,479	—
Other non-recurring expenses	1,695	—
Tax effect	(1,293)	(181)
Adjusted net (loss) income	$(25,239)	$(14,998)

	Thirty-Nine Weeks Ended
	November 2, 2024	October 28, 2023
Reconciliation of Adjusted EBITDA
Net (loss) income	$(28,991)	$(15,530)
Interest income	(1,942)	(2,804)
Interest expense	238	228
Income tax (benefit) expense	(9,995)	(5,279)
Depreciation	14,331	14,138
Gain on insurance	—	(1,188)
Asset impairment	1,835	178
Cyber incident expenses	36	1,723
CEO transition expenses	1,479	—
Other non-recurring expenses	1,695	—
Adjusted EBITDA	$(21,314)	$(8,534)